SLM Student Loan Trust 2000-2 Quarterly Servicing Report

Collection Period 07/01/2005 — 09/30/2005      Distribution Date 10/25/2005

Indenture Trustee: Deutsche Bank

I. Deal Parameters

A	Student Loan Portfolio Characteristics		03/28/2000	06/30/2005	09/30/2005
	Principal Balance		$1,969,948,821.58	$461,897,905.95	$387,583,035.67
	Interest to be Capitalized Balance		40,685,166.53	3,156,548.47	2,944,589.87

	Pool Balance		$2,010,633,988.11	$465,054,454.42	$390,527,625.54
	Specified Reserve Account Balance		5,026,585.00	-N/A-	-N/A-

	Adjusted Pool (1)		$2,015,660,573.11	$465,054,454.42	$390,527,625.54

	Weighted Average Coupon (WAC)		7.42%	4.01%	5.89%
	Weighted Average Remaining Term		117.91	93.00	92.24
	Number of Loans		559,782	177,448	154,930
	Number of Borrowers		231,911	78,700	69,632

	Since Issued CPR			16.07%	17.30%

(1) The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/lsin	07/25/2005		10/25/2005
	A1T	78442GBX3	$—		$—
	A1L	78442GBY1	$—		$—
	A2L	78442GCA2	$392,764,454.42		$318,237,625.54
	Certs	78442GCB0	$72,290,000.00		$72,290,000.00

C	Account Balances		07/25/2005		10/25/2005
	Reserve Account Balance		$2,010,634.00		$2,010,634.00

D	Asset/Liability		07/25/2005		10/25/2005
	Adjusted Pool Balance		$465,054,454.42		$390,527,625.54
	Total Notes		$465,054,454.42		$390,527,625.54
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 07/01/2005 through 09/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	12,806,714.03
	Guarantor Principal	6,319,349.25
	Consolidation Activity Principal	57,516,861.82
	Seller Principal Reimbursement	1,610.89
	Servicer Principal Reimbursement	3,579.57
	Rejected Claim Repurchased Principal	25,583.83
	Other Principal Deposits	1,546.03

	Total Principal Receipts	$76,675,245.42

B	Student Loan Interest Receipts
	Borrower Interest	2,116,670.74
	Guarantor Interest	285,945.64
	Consolidation Activity Interest	640,082.14
	Special Allowance Payments	2,208,169.78
	Interest Subsidy Payments	578,898.95
	Seller Interest Reimbursement	1,802.04
	Servicer Interest Reimbursement	11,212.56
	Rejected Claim Repurchased Interest	1,468.14
	Other Interest Deposits	316,144.20

	Total Interest Receipts	$6,160,394.19

C	Interest Rate Swap Proceeds	$—

D	Investment Income	$596,995.78

E	Funds Borrowed from Next Collection Period	$—

F	Funds Repaid from Prior Collection Period	$—

G	Loan Sale or Purchase Proceeds	$—

H	Initial Deposits to Collection Account	$—

I	Other Deposits	$168,034.50

	Less: Funds Previously Remitted:
	Servicing Fees	$(662,109.56)
	Consolidation Loan Rebate Fees	$(10.49)

	Total Funds Previously Remitted	$(662,120.05)

J	AVAILABLE FUNDS	$82,938,549.84

K	Non-Cash Principal Activity During Collection Period	$(2,360,375.14)

L	Non-Reimbursable Losses During Collection Period	$1.06

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$27,708.42

N	Aggregate Loan Substitutions	$—

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

III. 2000-2 Portfolio Characteristics

		09/30/2005				06/30/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	5.54%	1,506	$4,945,123.13	1.276%	3.63%	2,025	$6,967,653.59	1.508%

	GRACE	5.50%	950	$3,244,835.57	0.837%	3.61%	978	$3,196,048.81	0.692%

	DEFERMENT	5.45%	22,833	$67,609,563.48	17.444%	3.55%	25,998	$79,096,023.85	17.124%

REPAYMENT:	CURRENT	6.01%	82,260	$162,236,038.03	41.858%	4.14%	102,473	$215,700,704.52	46.699%

	31-60 DAYS DELINQUENT	5.98%	6,184	$16,799,292.62	4.334%	4.11%	7,185	$21,425,485.08	4.639%

	61-90 DAYS DELINQUENT	5.99%	3,525	$11,229,116.71	2.897%	4.09%	4,427	$13,895,129.77	3.008%

	91-120 DAYS DELINQUENT	5.96%	2,726	$8,680,018.28	2.240%	4.09%	3,002	$9,819,860.59	2.126%

	> 120 DAYS DELINQUENT	5.98%	8,054	$26,837,639.10	6.924%	4.10%	9,440	$31,725,088.15	6.868%

	FORBEARANCE	6.00%	25,731	$82,210,912.34	21.211%	4.11%	20,563	$75,688,659.46	16.386%

	CLAIMS IN PROCESS	6.06%	1,158	$3,779,009.55	0.975%	4.17%	1,352	$4,365,015.31	0.945%

	AGED CLAIMS REJECTED	6.12%	3	$11,486.86	0.003%	4.19%	5	$18,236.82	0.004%

TOTAL			154,930	$387,583,035.67	100.00%		177,448	$461,897,905.95	100.00%

*	Percentages may not total 100% due to rounding

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

IV. 2000-2 Portfolio Characteristics (cont’d)

	09/30/2005	06/30/2005
Pool Balance	$390,527,625.54	$465,054,454.42
Total # Loans	154,930	177,448
Total # Borrowers	69,632	78,700
Weighted Average Coupon	5.89%	4.01%
Weighted Average Remaining Term	92.24	93.00
Non-Reimbursable Losses	$1.06	$1,339.49
Cumulative Non-Reimbursable Losses	$2,496,344.65	$2,496,343.59
Since Issued CPR	17.30%	16.07%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$27,051.97	$10,329.79
Cumulative Rejected Claim Repurchases	$549,394.53	$522,342.56
Cumulative Claims Filed	$95,177,605.37	$87,962,452.17
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$5,277,113.32	$4,212,226.51
Interest Subsidy Payments Accrued	$704,674.43	$555,079.81
Special Allowance Payments Accrued	$507,676.36	$2,198,804.31

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

V. 2000-2 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	%*

	- GSL - Subsidized	5.87%	98,558	$223,480,639.52	57.660%
	- GSL - Unsubsidized	5.82%	45,068	130,250,358.42	33.606%
	- PLUS Loans	6.25%	9,595	28,739,352.89	7.415%
	- SLS Loans	6.61%	1,709	5,112,684.84	1.319%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.89%	154,930	$387,583,035.67	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	%*

	- Four Year	5.91%	120,199	$320,219,741.31	82.620%
	- Two Year	5.82%	26,467	51,289,414.43	13.233%
	- Technical	5.75%	8,264	16,073,879.93	4.147%
	- Other	0.00%	0	0.00	0.000%

	Total	5.89%	154,930	$387,583,035.67	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			5,277,113.32
	Interest Subsidy Payments Accrued			$704,674.43
	Special Allowance Payments Accrued			$507,676.36
	Investment Income			$596,995.78

	Net Expected Interest Collections			$7,086,459.89
	Accrual Daycount Fraction			0.255555556
	Primary Servicing Fee			$964,674.15
	Admin Fee			$20,000.00
	Swap Fees			$11,884.74
	Pool Balance at Beginning of Collection Pd			$465,054,454.42
	Student Loan Rate			5.12414%

*	Percentages may not total 100% due to rounding.

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VI. 2000-2 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$82,938,549.84
A	Primary Servicing Fee	$302,564.59	$82,635,985.25
B	Administration Fee	$20,000.00	$82,615,985.25
C	Swap Fees	$11,884.74	$82,604,100.51
D	Noteholders' Interest Distribution Amount	$3,864,365.83	$78,739,734.68
E	Certificateholders' Return Distribution Amount	$772,217.84	$77,967,516.84
F	Noteholders' Principal Distribution Amount	$74,526,828.88	$3,440,687.96
G	Certificateholders' Balance Distribution Amount	$—	$3,440,687.96
H	Reserve Account Reinstatement	$—	$3,440,687.96
I	Swap Payment Reimbursement	$—	$3,440,687.96
J	Carryover Servicing Fee	$—	$3,440,687.96
K	Excess Distribution	$3,440,687.96	$—

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VII. 2000-2 Distributions

A	Note Distribution Amounts	A2L	Certs

	Cusip/Isin	78442GCA2	78442GCB0
	Beginning Balance	$392,764,454.42	$72,290,000.00
	Index	LIBOR	LIBOR
	Spread/Fixed Rate	0.20%	0.53%
	Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
	Accrual Period Begin	07/25/2005	07/25/2005
	Accrual Period End	10/25/2005	10/25/2005
	Daycount Fraction	0.25555556	0.25555556
	Interest Rate	3.85000%	4.18000%
	Accrued Interest Factor	0.009838889	0.010682222
	Current Interest Due	$3,864,365.83	$772,217.84
	Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Total Interest Due	$3,864,365.83	$772,217.84
	Interest Paid	$3,864,365.83	$772,217.84
	Interest Shortfall	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Current Interest Carryover Due	$—	$—
	Interest Carryover Paid	$—	$—
	Unpaid Interest Carryover	$—	$—
	Principal Paid	$74,526,828.88	$—
	Ending Principal Balance	$318,237,625.54	$72,290,000.00
	Paydown Factor	0.095245605	0.000000000
	Ending Balance Factor	0.406709044	1.000000000

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 9/30/2005, Distribution Date 10/25/2005

VII. 2000-2 Distributions (contd)

B	Interest Rate Swaps

		A2L	Certs

	Student Loan Rate	5.12414%	5.12414%
	Interest Rate Excess Over Student Loan Rate	0.00000%	0.00000%

	Swap Counterparty	CITIBANK, N.A.	CITIBANK, N.A.
	Swap Notional	$196,382,227.21	$36,145,000.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.01000%	0.01000%
	Swap Fees Due Counterparty	$5,018.66	$923.71
	Swap Fees Paid Counterparty	$5,018.66	$923.71
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

	Swap Counterparty	MERRILL LYNCH	MERRILL LYNCH
		CAPITAL SERVICES	CAPITAL SERVICES
	Swap Notional	$196,382,227.21	$36,145,000.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.01000%	0.01000%
	Swap Fees Due Counterparty	$5,018.66	$923.71
	Swap Fees Paid Counterparty	$5,018.66	$923.71
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VIII. 2000-2 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$465,054,454.42
	Current Adjusted Pool Balance	$390,527,625.54
	Current Principal Due	$74,526,828.88
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$74,526,828.88

	Principal Paid	$74,526,828.88
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$2,010,634.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	3,440,687.96

	Balance Available	$5,451,321.96
	Required Reserve Acct Balance	$2,010,634.00
	Release to Excess Distribution Certificateholder	$3,440,687.96
	Ending Reserve Account Balance	$2,010,634.00

Trust 2000-2 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005
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